Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-285266 on Form S-3 of our report dated February 26, 2025 relating to the financial statements Zevia PBC appearing in the Annual Report on Form 10-K of Zevia PBC for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 23, 2025